Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 3, 2008, in the Registration Statement (Form S-1) and related Prospectus of Colfax Corporation dated January 4, 2008.

/s/ Ernst & Young LLP

Richmond, Virginia

January 3, 2008